CANCELLATION OF FIFTEENTH AMENDMENT OF AMENDED AND RESTATED PARTICIPATION AGREEMENT

This Cancellation of Fifteenth Amendment of Amended and Restated Participation Agreement (the "Cancellation") is made and entered into as of the 16th day of March, 2011, by and between Union Bank and Trust Company, a Nebraska banking corporation and trust company, solely in its capacity as trustee of various grantor trusts known as Short Term Federal Investment Trusts or other grantor Trusts ("Union Bank") and National Education Loan Network, Inc., a Nevada corporation ("Nelnet").

WHEREAS, the parties entered into that certain Fifteenth Amendment of Amended and Restated Participation Agreement dated as of February 25, 2011 (the "15th Amendment"), and the parties hereto wish to cancel the 15th Amendment under the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Cancellation of 15th Amendment. The 15th Amendment is hereby cancelled, terminated and rendered null and void in all respects. The parties agree that the 15th Amendment was erroneously executed and is a nullity and void *ab initio.*

2. Effect of Cancellation. This Cancellation shall be effective as of the date first set forth above, provided, however, that the parties agree that the effective date of the cancellation effected hereby shall by as of execution of the 15th Amendment on February 25, 2011.

Union Bank and Trust Company, solely as trustee

By: ______________________

Title: ______________________

National Education Loan Network, Inc.

By: ______________________

Title: ______________________